UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 7, 2008

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 7, 2008, Stereotaxis, Inc. (the “Company”) entered into an agreement with Sanderling Venture Partners and Alafi Capital (the “Lenders”) pursuant to which the Lenders committed to loan the Company an aggregate of $20 million. The Lenders are affiliates of Fred A. Middleton and Christopher Alafi, respectively, each of whom is a member of the Company’s Board of Directors. The commitment expires on the earlier of February 9, 2009 or the date the Company receives at least $20 million of third party, non-bank financing (a “Qualified Financing”). The Company may extend the commitment for an additional 90 days if no Qualified Financing has occurred (the “Extension”).

The interest rate for any loans made pursuant to the commitment will be at the same interest rate of loans made by Silicon Valley Bank (“SVB”) to the Company. There are no preconditions for the Company drawing committed funds. All funds drawn pursuant to the commitment must be repaid on the date the commitment expires. The Company may prepay borrowed funds at any time without penalty. All borrowings under the commitment will be unsecured.

In addition, upon request by the Company, the Lenders have agreed to execute guarantees in favor of SVB that would provide for their guarantee, severally but not jointly and severally, of amounts borrowed by the Company in excess of the amount that would have otherwise been available to the Company using the current formula availability under the Company’s working capital line with SVB, up to a maximum of $20 million, reduced by other draws, if any, by the Company from the Lenders. Any amounts so guaranteed would reduce the loan commitments of the Lenders to the Company, on a dollar-for-dollar basis.

The Company has given the Lenders warrants to purchase common stock in an amount equal to 20% of the amount of the commitment. If the Company exercises the Extension, the Lenders will receive an additional 5% warrant coverage. The exercise price of the warrants was determined by the average closing price of the Company’s common stock for the five trading days preceding the initial announcement of the agreement. The Company has agreed to use its best efforts to register the shares of common stock underlying the warrants.

Item 3.02	Unregistered Sales of Equity Securities

The information provided above with respect to the warrants in response to Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events

The Company incorrectly reported in the Company’s current report on Form 8-K filed February 7, 2007 that loans from the Lenders are secured.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: February 12, 2008	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer